Exhibit 10.6

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into on and as of this 24 day of December, 2008, by and among (i) IXI MOBILE, INC., a corporation organized under the laws of the State of Delaware (the “Company”); (ii) the shareholders listed on Schedule A attached hereto (each a "Seller" and together the “Sellers”);  and (iii) RUNCOM TECHNOLOGIES LTD., of 11 Moshe Levi Street, Rishon Lezion 75658, Israel, a company organized under the laws of the State of Israel (the “Purchaser”).

WHEREAS, the Sellers are the owners of certain shares in the Company and have made certain loans to the Company and to IXI Mobile (R&D) Ltd. (the "Subsidiary") that have been converted into Preferred Shares of the Company (the "Conversion Shares").  The Sellers wish to sell such shares to the Purchaser and the Purchaser wishes to purchase such shares from the Sellers in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the parties hereto have agreed as follows:

1.	ACQUISITION

Subject to the terms and conditions hereof, at the Closing (as defined below), each Seller shall sell and transfer to the Purchaser, severally and not jointly, and the Purchaser shall purchase from each Seller, (A) such number of shares of common stock of the Company (the "Common Shares") and warrants for the purchase of shares of the Company (the "Warrant Shares"), as detailed alongside the name of such Seller in Schedule A (collectively, the “Shares”), free and clear from any liens, claims, mortgages, pledges, security interests, other encumbrances and/or other third parties’ rights or restrictions of any kind whatsoever; and (B) such number of shares of preferred stock of the Company (the "Preferred Shares") from each Seller as detailed alongside the name of such Seller in Schedule A received by each Seller after conversion of the loans granted by such Seller to the Company or the Subsidiary, as applicable, as listed  in Schedule B hereto, free and clear from any liens, claims, mortgages, pledges, security interests, other encumbrances and/or other third parties’ rights or restrictions of any kind whatsoever, all in consideration for warrants, substantially in the form of Schedule C hereto (the "Warrants"), to purchase Ordinary Shares of the Purchaser, nominal value of NIS 0.001  each, equal to 0.3182-% of the outstanding shares of the Purchaser on a fully diluted basis as of the date hereof (i.e., for the purchase of 77 Ordinary Shares of the Purchaser) at an exercise price of $2,066  per share.  The Warrants shall be allocated among the Sellers in the amounts set forth next to Sellers name on Schedule A.

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers hereby represents and warrants, severally and not jointly, to the Purchaser as follows:

2.1.	Incorporation. Such Seller is duly registered and validly existing under the laws of its jurisdiction of organization set forth in Schedule A.

2.2.
Authority to Transact.  Such Seller has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby. All corporate and other (to the extent required) action on the part of such Seller necessary for the authorization and execution of this Agreement, and the performance of all of such Seller’s obligations hereunder have been taken. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms.

2.3.	Execution of Agreement.

(A)	The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated hereby will not:

(i)	constitute a breach of any law, rule or regulation of any government applicable to such Seller;

(ii)	require the consent or agreement of any court, governmental body or entity; or

(iii)	violate any provisions of such Seller’s organisational documents.

(B)
The execution, delivery and performance of and compliance with this Agreement and the other documents contemplated hereby by such Seller will not cause the Company to lose any interest in or the benefit of any asset, right, license or privilege, it presently owns or enjoys or cause anyone who normally does business with the Company not to continue to do so on the same basis as previously, will not result in any present or future indebtedness of the Company becoming due prior to its stated maturity.  Compliance with the terms of this Agreement or the other documents contemplated hereby will not give rise to or cause any option or right of pre-emption to become exercisable.

2.4.
Ownership. It is the lawful sole owner of such number of Common Shares and Preferred Shares detailed alongside its name in Schedule A free and clear of any interest or equity of any person (including any right to acquire, option, or right of pre-emption) or any mortgage, charge, pledge, lien, attachment, assignment or any other encumbrance or security interest.

2.5.	The Shares owned by such Seller are:

(i)	duly authorised, validly issued, fully paid and non-assessable; and

(ii)	free of any security interests, proxies, voting trusts and other voting agreements, calls or commitments of any kind.

2.6.
Seller hereby unconditionally and irrevocably waives any claims and/or demands against the Company, its stockholders, officers and directors in connection with the Shares and/or otherwise with respect to its relationship with the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

3.1	Incorporation. The Purchaser is a private company duly organized and validly existing under the laws of the State of Israel.

3.2
Authority to Transact.  The Purchaser has the capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate action on the part of the Purchaser, its directors, and its shareholders necessary for the authorization and execution of this Agreement, the purchase of the Shares, the issuance of the Warrants and the performance of all of Purchaser’s obligations hereunder have been taken. This Agreement constitutes and, when signed by its duly authorized representatives, all other documents contemplated hereby will constitute, valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms.

3.3
Execution of Agreement.  The execution and delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the organizational documents of the Purchaser.

3.4      Warrants.  The Purchaser has reserved shares in sufficient quantity to issue the Warrant Shares to the Sellers.  Upon exercise of the Warrants, the Warrant Shares will be duly authorised, validly issued, fully paid and non-assessable

4.	CLOSING.

Subject to and concurrently with the closing under the Subscription Agreement dated December 24, 2008 between the Company and the Purchaser (the "Subscription Agreement"), the following transactions shall occur, which transactions shall be deemed to take place simultaneously and none of them shall be deemed completed until all have occurred (the “Closing”):

4.1.	The Purchaser shall deliver the Warrants to the Sellers.

4.2.
The Sellers shall execute and deliver to Purchaser executed stock transfer deeds for the Common Shares and the Preferred Shares duly endorsed by each of the Sellers in favor of the Purchaser accompanied by their respective share certificates.

Each Seller shall deliver to the Purchaser an exemption from withholding tax or certificate of reduced withholding in respect of the payment to such Seller in respect of the Common Shares and Preferred Shares being sold by such Seller, all to the reasonable satisfaction of the Purchaser.  If such exemption or certificate of reduced withholding is not delivered by any Seller, the Purchaser shall deposit the consideration for the Common Shares and Preferred Shares for such Seller in escrow with the Purchaser's legal counsel or accountant until such time as such Seller delivers an appropriate exemption or certificate of reduced withholding or instructs the Purchaser to withhold in full and make payment thereof to the Israeli tax authorities.

5.	FURTHER ASSURANCES

Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby.

6.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without regard or giving effect to the conflict of laws or choice of law provisions thereof or of any other jurisdiction. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent court in Israel.

7.	ASSIGNMENT

Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement.

8.	INTEGRATION

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.  The preamble hereto constitutes an integral part hereof.

9.	WAIVER, AMENDMENTS

Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

10.	NOTICES

All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be sent via facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the addresses appearing alongside each of the Sellers in the list attached hereto as Schedule A and to the address of the Purchaser stated in the introduction to this Agreement. Any notice sent in accordance with this Section 10 shall be effective (i) if mailed, two (2) business days after domestic mailing and five business days after international mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day on the first business day following transmission and electronic confirmation of receipt).

11.	SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

12.	COUNTERPARTS

This Agreement may be signed electronically or by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument. A signed agreement received by a party hereto via facsimile or electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) will be deemed an original, and binding upon the party who signed it.

[Signature Pages Immediately to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first written above.

IXI MOBILE, INC.

Signature:

By:	Israel Frieder

Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page 1 of 2 of this Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date first written above.

GEMINI ISRAEL III LP

Signature:
By:	Yossi Sela	David Cohen
Title:	Managing Partner	General Partner, Chief Financial Officer

GEMINI PARTNERS INVESTORS LP

Signature:
By:	Yossi Sela	David Cohen
Title:	Managing Partner	General Partner, Chief Financial Officer

GEMINI ISRAEL III PARALLEL FUND LP

Signature:
By:	Yossi Sela	David Cohen
Title:	Managing Partner	General Partner, Chief Financial Officer

GEMINI ISRAEL III OVERFLOW FUND LP

Signature:
By:	Yossi Sela	David Cohen
Title:	Managing Partner	General Partner, Chief Financial Officer

RUNCOM TECHNOLOGIES LTD.

Signature:

By:
Title:

[Signature Page 2 of 2 of this Share Purchase Agreement]

Schedule A

Founder’s Name	Number of Common Shares Transferred to Purchaser	Number of Warrant Shares Transferred to Purchaser	Number of Preferred Shares Transferred to Purchaser	Purchase Price in Warrant Shares in Purchaser
Gemini Israel III LP	2,491,636	297,667	98,062	55
Gemini Partners Investors LP	29,761	3,542	1,167	1
Gemini Israel III Parallel Fund LP	454,219	54,250	17,872	10
Gemini Israel III Overflow Fund LP	512,279	61,208	20,164	11
Total				77

Name of Party	Address	Jurisdiction
Gemini Israel III LP	9 Hamenofim Street, Herzliya Israel Fax No.: 09 958 4842	Delaware
Gemini Partners Investors LP	9 Hamenofim Street, Herzliya Israel Fax No.: 09 958 4842	Israel
Gemini Israel III Parallel Fund LP	9 Hamenofim Street, Herzliya Israel Fax No.: 09 958 4842	Israel
Gemini Israel III Overflow Fund LP	9 Hamenofim Street, Herzliya Israel Fax No.: 09 958 4842	Delaware

 Schedule B

Loans

1.           50% participation in Letter Agreement dated March 28, 2007 between Gemini Israel Funds, Landa Ventures Ltd. and the Company for a loan in the amount of $4,000,000, guaranteed by the Subsidiary, the principal plus accrued interest as of November 30, 2008 totals $2,195,616.

2.           Loan Agreement dated June 19, 2006, as amended, between Southpoint Master Fund, LP, the Gemini Israel Funds, the Company and the Subsidiary in the amount of $20,000,000 by Southpoint Master Fund, LP and $8,000,000 in assumption of debt owed to Bank Leumi L'Israel and guaranteed by Gemini.  The remaining debt as of November 30, 2008 owed to Gemini consisting of a guarantee of the Corporation's line of credit is $2,540,000.

Schedule C

Form of Warrant